EXHIBIT 10.11(b)

PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 2022

FIRST AMENDMENT TO
PEOPLES BANCORP INC.
AMENDED AND RESTATED
NONQUALIFIED DEFERRED COMPENSATION PLAN

WHEREAS, Peoples Bancorp Inc. (the “Company”) maintains the Peoples Bancorp Inc. Nonqualified Deferred Compensation Plan (the "Plan"), which was originally effective July 25, 2013 and has been most recently amended and restated effective July 11, 2019;
WHEREAS, pursuant to Article 11.00 of the Plan, the Committee may, at any time, in its sole discretion, amend the Plan; and
WHEREAS, the Committee desires to amend the Plan as set forth in this First Amendment.
NOW, THEREFORE, effective as of May 17, 2021 (the “Amendment Effective Date”), the Company hereby amends the Plan as follows:
1.Section 4.02 of the Plan is hereby deleted in its entirety and replaced with the following:
4.02    Discretionary Contributions. The Company or one of its Affiliates, as applicable, shall make Discretionary Contributions to the Account of a Participant in such amount that would have been made pursuant to the Qualified Plan as matching contributions had all amounts elected to be deferred under this Plan pursuant to Section 4.01 been deferred under the Qualified Plan and as if the Statutory Limits did not exist. For Plan Years commencing prior to January 1, 2021, Discretionary Contributions were credited to the Accounts of Participants during the first calendar quarter following the last day of the Plan Year with respect to which the related Compensation was deferred. Effective beginning with the first pay period in June 2021, Discretionary Contributions shall be credited to the Accounts of Participants each pay period with respect to Compensation deferred in that pay period. As soon as administratively practicable on or after June 1, 2021, a “true-up” discretionary contribution shall be credited to the Accounts of Participants with respect to Compensation deferred between January 1, 2021 and the last pay period in May 2021.
2.Section 4.03(b) of the Plan is hereby deleted in its entirety and replaced with the following:
(b)    Discretionary Contributions. Any Discretionary Contributions shall be credited to a Participant’s Account at the time described in Section 4.02.
3.Capitalized terms not otherwise defined in this First Amendment shall have the meanings ascribed to them in the Plan.
4.All other terms and conditions of the Plan shall remain in full force and effect.
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IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer, effective as of the Amendment Effective Date.
PEOPLES BANCORP INC.

By:    __________________________________________________

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